Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-225788) pertaining to the Amended and Restated 2015 Stock Option and Grant Plan, the 2018 Stock Option and Incentive Plan, and the 2018 Employee Stock Purchase Plan of AVROBIO, Inc.,

(2)	Registration Statement (Form S-8 No. 333-230493) pertaining to the Inducement Stock Option Agreement of AVROBIO, Inc.,

(3)	Registration Statement (Form S-8 No. 333-230494) pertaining to the 2018 Stock Option and Incentive Plan and the 2018 Employee Stock Purchase Plan of AVROBIO, Inc.,

(4)	Registration Statement (Form S-3 No. 333-232489) of AVROBIO, Inc.,

(5)	Registration Statement (Form S-8 No. 333-234641) pertaining to the Inducement Stock Option Agreement of AVROBIO, Inc.,

(6)	Registration Statement (Form S-3 No. 333-235641) of AVROBIO, Inc.,

(7)	Registration Statement (Form S-8 No. 333-235643) pertaining to the 2019 Inducement Plan and the Inducement Stock Option Agreement of AVROBIO, Inc.,

(8)	Registration Statement (Form S-8 No. 333-237203) pertaining to the 2018 Stock Option and Incentive Plan and the 2018 Employee Stock Purchase Plan of AVROBIO, Inc., and

(9)	Registration Statement (Form S-8 No. 333-241400) pertaining to the 2018 Stock Option and Incentive Plan of AVROBIO, Inc.;

of our report dated March 18, 2021, with respect to the consolidated financial statements of AVROBIO, Inc. included in this Annual Report (Form 10-K) of AVROBIO, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 18, 2021